UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2018
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2018, SUPERVALU INC. (the “Company”) announced the appointment of Rob Woseth as the Company’s Executive Vice President and Chief Financial Officer, effective February 25, 2018. Previously, Mr. Woseth, age 47, held the position of Executive Vice President, Chief Strategy Officer of the Company since 2013, and he had also been serving as the Company’s interim Chief Financial Officer since July 2017. Prior to joining the Company, Mr. Woseth served as Vice President Business Development and Strategy at Albertson’s LLC from 2006 to 2013.

In connection with Mr. Woseth’s election, the Leadership Development and Compensation Committee of the Company’s Board of Directors approved the following changes to Mr. Woseth’s compensation: (i) Mr. Woseth’s annual base salary was increased to $550,000 effective with the first pay period following the date of his appointment, and (ii) Mr. Woseth’s long-term incentive grant value for fiscal 2019, expected to be granted in April 2018, will be increased to $675,000. Mr. Woseth’s target annual incentive for fiscal 2019 will remain 75% of his base salary, but will be calculated based on his increased base salary of $550,000.

On February 26, 2018, the Company issued a press release announcing the appointment of Mr. Woseth, which is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
99.1	News Release of SUPERVALU INC., dated February 26, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 27, 2018

SUPERVALU INC.

By: /s/ Stuart D. McFarland

Stuart D. McFarland
Senior Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)